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                                                                      EXHIBIT 10

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment
No. 21 to Registration Statement No. 2-78646 on Form N-1A of our report dated July 16, 2001 appearing in the May 31, 2001 Annual Report of Summit Cash Reserves Fund of Financial Institutions Series Trust, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP


New York, New York

September 6, 2001